Exhibit 99.1

MobileIron Announces Fiscal Second Quarter 2014 Financial Results

Gross Billings Grow 73% Year-over-Year

MOUNTAIN VIEW, Calif., July 30, 2014—MobileIron (NASDAQ: MOBL), a leader in enterprise Mobile IT, today announced results for its second fiscal quarter ended June 30, 2014.

Second Quarter 2014 Financial Highlights

•	Gross billings were $34.9 million, up 73% year-over-year

•	GAAP revenue was $31.5 million, up 25% year-over-year

•	Non-GAAP revenue was $30.0 million, up 56% year-over-year

•	GAAP loss per share was $0.66; non-GAAP loss per share was $0.52

•	Over 400 of the Forbes Global 2000 companies have purchased our solutions

“During the second quarter, we were pleased that our results demonstrate how quickly Mobile IT is accelerating in the enterprise market. Our results are driven by customers increasing adoption of mobility and customers progressing on their journey to become Mobile First organizations. Customers are moving beyond just secure email and now require secure mobile applications and secure access to mobile content and documents on all the major mobile operating systems,” said Bob Tinker, CEO, MobileIron. “The mobile world is evolving and our customers are evolving with it. For example, at our recent user conference, in addition to iOS, over 70% of attendees have deployed Android. Also, 55% of attendees said they will end-of-life their BlackBerry Smartphones by year’s end. We thank our global customers for their business and we continue to invest in our best-of-breed platform to enable their Mobile First initiatives in this multi-OS world.”

Platform

•	Announced general availability of the latest version of the company’s award-winning Mobile IT platform. Key features include:

¡	MobileIron Insight: a new tablet app that makes Mobile IT mobile, enabling administrators to manage their mobile deployment at any time, from anywhere

¡	MobileIron Spaces: an additional structure within MobileIron Core that allows IT departments to establish data visibility and functional boundaries for IT administrators to protect user privacy and provide flexible delegation of IT responsibilities inside global organizations

•	Big data integration between MobileIron and Splunk that brings customer’s mobile operational data into a central enterprise analytics engine to provide reporting, problem resolution, threat detection, and strategic decision-making

•	Expanded Ecosystem with partners such as CodeRed, Colligo, Compendia, Jive, Marble Security, MobiChord, Novell, Polaris, Saaswedo, SecureAuth, Sitrion, and Titus

Channels

•	Expanded VAR and Operator channel with new resellers including: Adacom S.A. (Greece), América Móvil (Latin America), Cloud Solutions (Finland), Far EasTone (Taiwan), and Verizon (North America)

•	Our worldwide network of VAR and operator channels continues to drive global growth, with our largest reseller AT&T representing approximately 24% of GAAP revenue for the quarter

Milestones and Recognition

•	For fourth consecutive year, MobileIron was positioned in the Leaders Quadrant of the Magic Quadrant for Enterprise Mobility Management*

•	Continued to see strong demand for MobileIron Cloud, which included being selected by one of the top 10 companies on the Forbes Global 2000 list

•	Granted two additional patents: US Patent Number 8,695,058 “Selective Management of Mobile Device Data in an Enterprise Environment” and US Patent Number 8,731,529 “Management of Mobile Applications”

•	Established sales presence in Taiwan and Denmark, and opened an engineering office in Austin, Texas

•	Completed Initial Public Offering that raised $107.0 million

Financial Outlook

The company is providing the following outlook for its fiscal third quarter 2014 (ending September 30, 2014):

•	Total non-GAAP revenue is expected to be between $30.0 million and $32.0 million and GAAP revenue is expected to be between $31.2 million and $33.2 million.

•	Non-GAAP operating expenses are expected to be between $39.0 million and $40.0 million.

The company is providing the following outlook for its fiscal year 2014 (ending December 31, 2014):

•	Total non-GAAP revenue is expected to be between $115 million and $125 million and GAAP revenue is expected to be between $120 million and $130 million.

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation expenses, amortization of intangible assets, and perpetual license revenue recognized from licenses delivered prior to 2013.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, the company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal second quarter 2013 and 2014 and non-GAAP results included in this press release.

Conference Call and Webcast

MobileIron will host a conference call and live webcast at 1:30 p.m. Pacific Daylight Time (4:30 p.m. EDT) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing 1-855-327-6837 in the U.S. or 1-778-327-3988 from international locations. The live webcast will be available on the MobileIron Investor Relations website at http://investors.mobileiron.com/. A replay will be available through the same link or by dialing (858) 384-5517 and referencing conference ID#110072 through September 30, 2014.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding MobileIron’s revenue and other GAAP and non-GAAP financial metrics for the company’s second quarter in 2014 and other statements regarding trends in the company’s business, including statements regarding MobileIron’s GAAP and non-GAAP revenue and operating expense targets, growth in our customer base, increasing customer adoption, and expected benefits from new product offerings. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including MobileIron’s limited operating history, quarterly fluctuations in MobileIron’s operating results, MobileIron’s need to develop new solutions and enhancements to compete in rapidly evolving markets, product defects, competitive pressures, customer adoption, changes by operating system providers and mobile device manufacturers, MobileIron’s inability to manage growth, the quality of MobileIron support, and MobileIron’s reliance on channel partners.

Additional information on potential factors that could affect MobileIron’s financial results is included in the company’s SEC filings, including its 424(b)(4) prospectus. MobileIron does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About MobileIron

MobileIron provides the foundation for companies around the world to transform into Mobile First organizations. For more information, please visit www.mobileiron.com.

“MobileIron” and the MobileIron Planet M logo are registered trademarks of MobileIron, Inc. in the United States and other countries. MobileIron Core, MobileIron Insight, and MobileIron Spaces are trademarks of MobileIron, Inc. in the United States and other countries. Trade names, trademarks, and service marks of other companies that are used in this press release belong to their respective owners. © 2014 MobileIron, Inc. All rights reserved.

Disclaimer

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

* Gartner “Magic Quadrant for Enterprise Mobility Management Suites” by Terrence Cosgrove, Rob Smith, Chris Silva, Bryan Taylor, John Girard, Monica Basso, June 3, 2014

Financial Results

MOBILEIRON, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2013 AND JUNE 30, 2014

(Amounts in thousands)

(Unaudited)

	December 31, 2013	June 30, 2014
Assets
Current Assets:
Cash and cash equivalents	$73,573	$155,313
Accounts receivable—net	24,125	28,312
Prepaid expenses and other current assets	3,712	4,411

Total current assets	101,410	188,036
Property and equipment—net	3,095	3,405
Intangible assets—net	1,311	2,257
Goodwill	4,799	5,475
Other assets	644	761

Total Assets	$111,259	$199,934

Liabilities, Convertible Preferred Stock and Stockholders’ (Deficit) Equity
Current Liabilities:
Accounts payable	$836	$3,020
Accrued expenses	14,798	15,071
Short-term borrowings	4,300	—
Deferred revenue—current	32,422	36,628

Total current liabilities	52,356	54,719
Deferred revenue—noncurrent	8,329	9,682
Other long-term liabilities	140	203

Total liabilities	60,825	64,604

Convertible Preferred Stock	160,259	—
Stockholders’ (Deficit) Equity:
Common stock	2	8
Additional paid-in capital	19,007	295,229
Accumulated deficit	(128,834)	(159,907)

Total stockholders’ (deficit) equity	(109,825)	135,330

Total Liabilities, Convertible Preferred Stock and Stockholders’ Equity	$111,259	$199,934

MOBILEIRON, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2013 and 2014

(Amounts in thousands, except for per share data)

(Unaudited)

	Three Months Ended
	June 30, 2013	June 30, 2014
Revenue:
Perpetual license	$17,243	$15,933
Subscription	3,236	7,104
Software support and services	4,676	8,430

Total revenue (1)	25,155	31,467

Cost of revenue:
Perpetual license (2)	816	1,013
Subscription (1)	884	1,466
Software support and services (1)	2,187	3,429

Total cost of revenue	3,887	5,908

Gross profit	21,268	25,559

Operating expenses:
Research and development (1)	8,565	11,919
Sales and marketing (1)	15,442	25,063
General and administrative (1)	3,287	5,117
Amortization of intangible assets (2)	52	365

Total operating expenses	27,346	42,464

Operating loss	(6,078)	(16,905)
Other expense—net	83	95

Loss before income taxes	(6,161)	(17,000)

Income tax expense	39	111

Net loss	$(6,200)	$(17,111)

Net loss per share, basic and diluted	$(0.64)	$(0.66)

Weighted-average shares used in computing net loss per share, basic and diluted	9,692	26,028

(1) Includes stock-based compensation expense as follows:
Contra-revenue	$13	$98
Cost of revenue
Subscription	10	33
Software support and services	60	295
Research and development	1,383	1,687
Sales and marketing	466	1,498
General and administrative	218	895

	$2,150	$4,506

(2) Includes amortization of intangible assets as follows:
Cost of revenue
Perpetual license	$70	$169
Operating expenses	52	365

	$122	$534

MOBILEIRON, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 and 2014

(Amounts in thousands)

(Unaudited)

	Six Months Ended
	June 30, 2013	June 30, 2014
Cash flows from operating activities:
Net loss	$(9,342)	$(31,073)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	4,449	6,932
Depreciation	698	1,085
Amortization of intangible assets	243	655
Loss on disposal of equipment	—	21
Changes in current assets and liabilities:
Accounts receivable	2,363	(4,187)
Prepaid expenses and other assets	(1,370)	(817)
Accounts payable	1,089	1,167
Accrued expense and other long-term liabilities	738	562
Deferred revenue	(8,145)	5,559

Net cash used in operating activities	(9,277)	(20,096)

Cash flows from investing activities:
Purchase of property and equipment	(963)	(1,415)
Purchase of intellectual property	(30)	—

Net cash used in investing activities	(993)	(1,415)

Cash flows from financing activities:
Repayments of line of credit	—	(4,300)
Net proceeds from IPO	—	106,950
Payments of offering costs related to IPO	—	(3,440)
Net proceeds from issuance of preferred stock	—	1,994
Net proceeds from issuance of common stock	174	2,047

Net cash provided by financing activities	174	103,251

Net increase (decrease) in cash and cash equivalents	(10,096)	81,740
Cash and cash equivalents at beginning of period	38,692	73,573

Cash and cash equivalents at end of period	$28,596	$155,313

Non-GAAP financial measures and reconciliations

To supplement our financial results presented on a GAAP basis, we provide investors with certain non-GAAP financial measures, including gross billings, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, and non-GAAP EPS. These non-GAAP financial measures exclude stock-based compensation, the amortization of intangible assets, and perpetual license revenue recognized from licenses delivered prior to 2013. These non-GAAP financial measures reflect adjustments based on the following items:

Perpetual license revenue recognized from licenses delivered prior to 2013: We have excluded the effect of perpetual license revenue recognized from licenses delivered prior to 2013 from revenue, gross profit, gross margin, operating loss, operating margin, net loss, and earnings per share. Because we had not established vendor specific objective evidence, or VSOE, of fair value of software support and services prior to January 1, 2013, we recognized perpetual license revenue ratably over the term of the related software support agreement. Upon establishing VSOE on January 1, 2013, we began to recognize perpetual license revenue upon delivery assuming all other revenue recognition criteria are met. As a result, our perpetual license revenue includes amounts related to licenses delivered prior to 2013. Revenue from these perpetual licenses delivered prior to 2013 has declined over each quarter since the quarter ended March 31, 2013 and will continue to decline sequentially until it is fully amortized.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our gross profit, gross margin, operating loss, operating margin, net loss and earnings per share. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our gross profit, gross margin, operating loss, operating margin, net loss and earnings per share. Amortization of intangible assets is significantly affected by the timing and size of our acquisitions. Amortization of intangible assets will recur in future periods.

Non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, and non-GAAP earnings per share: We believe that the exclusion of perpetual license revenue recognized from licenses delivered prior to 2013, stock-based compensation expense, and amortization of intangible assets, as relevant, from revenue, gross profit, gross margin, operating loss, operating margin, net loss, and earnings per share provides useful measures for management and investors because revenue recognized from licenses delivered prior to 2013 has and will continue to significantly decline over time until it is fully amortized and stock-based compensation and the amortization of intangible assets have been and can continue to be inconsistent in amount from period to period. We believe the inclusion of these items makes it difficult to compare periods and understand the growth and performance of our business. In addition, we evaluate our business performance and compensate management based on these non-GAAP measures. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by our competitors and exclude expenses that may have a material impact upon our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees. Similarly, amortization of intangible assets has been and will continue to be a recurring expense and has and will continue to contribute to our revenue earned.

Gross and recurring billings and free cash flow: Our non-GAAP financial measures also include: gross billings, which we define as total revenue plus the change in deferred revenue in a period; recurring billings, which we define as total revenue less perpetual license, hardware, and professional services revenue plus the change in deferred revenue for subscription and software support arrangements in a period, adjusted for nonrecurring perpetual license billings; and free cash flow, which we define as cash used in operating activities less the amount of purchase of property and equipment. We consider gross billings to be a useful metric for management and investors because gross billings drive deferred revenue, which is an important indicator of the health and visibility of our business. Similarly, we consider recurring billings to be a useful metric because recurring billings drive software support and subscription deferred revenue, which is an important indicator of the portion of our business that we would expect to recur each year. There are a number of limitations related to the use of gross and recurring billings versus revenue calculated in accordance with GAAP. First, gross and recurring billings include amounts that have not yet been recognized as revenue. Second, our calculation of gross and recurring billings may be different from other companies that report similar financial measures. We compensate for these limitations by providing specific information regarding GAAP revenue and evaluating gross and recurring billings together with revenue calculated in accordance with GAAP. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to invest in our business and fund ongoing operations. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

We believe these non-GAAP financial measures are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures.

MOBILEIRON, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	June 30, 2013	June 30, 2014
Reconciliation of GAAP revenue to non-GAAP revenue:
GAAP total revenue	$25,155	$31,467
Perpetual license revenue recognized from licenses delivered prior to 2013	(5,946)	(1,428)

Non-GAAP total revenue	$19,209	$30,039

Gross profit reconciliation:
GAAP gross profit	$21,268	$25,559
Perpetual license revenue recognized from licenses delivered prior to 2013	(5,946)	(1,428)
Stock-based compensation expenses	70	328
Amortization of intangible assets	70	169

Non-GAAP gross profit	$15,462	$24,628

Gross margin reconciliation:
GAAP gross margin: GAAP gross profit over GAAP total revenue	84.5%	81.2%
GAAP to non-GAAP gross margin adjustments	(4.0%)	0.8%

Non-GAAP gross margin: non-GAAP gross profit over non-GAAP total revenue	80.5%	82.0%

Operating loss reconciliation:
GAAP operating loss	$(6,078)	$(16,905)
Perpetual license revenue recognized from licenses delivered prior to 2013	(5,946)	(1,428)
Stock-based compensation expenses	2,137	4,408
Amortization of intangible assets	122	534

Non-GAAP operating loss	$(9,765)	$(13,391)

Operating margin reconciliation:
GAAP operating margin: GAAP operating loss over GAAP total revenue	(24.2%)	(53.7%)
GAAP to non-GAAP operating margin adjustments	(26.6%)	9.1%

Non-GAAP operating margin: non-GAAP operating loss over non-GAAP total revenue	(50.8%)	(44.6%)

Net loss reconciliation:
GAAP net loss	$(6,200)	$(17,111)
Perpetual license revenue recognized from licenses delivered prior to 2013	(5,946)	(1,428)
Stock-based compensation expenses	2,137	4,408
Amortization of intangible assets	122	534

Non-GAAP net loss	$(9,887)	$(13,597)

MOBILEIRON, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	June 30, 2013	June 30, 2014
EPS reconciliation:
GAAP EPS	$(0.64)	$(0.66)
Perpetual license revenue recognized from licenses delivered prior to 2013	(0.61)	(0.05)
Stock-based compensation expenses	0.22	0.17
Amortization of intangible assets	0.01	0.02

Non-GAAP EPS	$(1.02)	$(0.52)

Revenue to gross billings reconciliation:
Total revenue	$25,155	$31,467
Total deferred revenue, end of period	37,355	46,310
Less: Total deferred revenue, beginning of period	(42,262)	(42,836)

Total change in deferred revenue	(4,907)	3,474

Gross billings	$20,248	$34,941

Recurring billings reconciliation:
Total revenue	$25,155	$31,467
Less: Perpetual license revenue	(17,243)	(15,933)
Less: Professional services revenue	(412)	(638)
Subscription and software support deferred revenue, end of period	19,689	38,226
Less: Subscription and software support deferred revenue, beginning of period	(18,046)	(33,947)

Total change in subscription and software support deferred revenue	1,643	4,279

Less: Adjustments	(272)	(666)

Recurring billings	$8,871	$18,509

Free cash flow reconciliation:
Cash used in operating activities	$(6,069)	$(9,759)
Purchase of property and equipment	(467)	(919)

Free cash flow	$(6,536)	$(10,678)

MOBILEIRON, INC.

SUPPLEMENTAL INFORMATION

(Amounts in thousands)

(Unaudited)

	31-Mar-13	30-Jun-13	30-Sep-13	31-Dec-13	31-Mar-14	30-Jun-14
GAAP Revenue
United States	$13,608	$13,545	$15,105	$16,398	$16,363	$17,621
International	12,213	11,610	11,369	11,726	11,850	13,846

Total	25,821	25,155	26,474	28,124	28,213	31,467

Gross billings	$22,583	$20,248	$25,927	$32,067	$30,298	$34,941
Recurring billings	8,830	8,871	12,037	15,657	15,758	18,509
Non-GAAP gross profit	14,783	15,462	17,909	20,475	21,588	24,628
Non-GAAP operating loss	(8,082)	(9,765)	(10,358)	(11,894)	(12,783)	(13,391)
Free cash flow	(3,704)	(6,536)	(8,341)	(9,213)	(10,833)	(10,678)

Components of Deferred Revenue
Software support	$12,679	$13,557	$15,171	$19,868	$21,571	$23,544
Subscription	5,367	6,132	8,033	10,600	12,376	14,682
Other deferred revenue	24,216	17,666	13,604	10,283	8,889	8,084

	$42,262	$37,355	$36,808	$40,751	$42,836	$46,310

Investor Contact:

Samuel Wilson

MobileIron

ir@mobileiron.com

650-282-7555

Media Contact:

Clarissa Horowitz

MobileIron

clarissa@mobileiron.com

415-608-6825